Exhibit (r)(2)



                         KBW ASSET MANAGEMENT, INC.

                               CODE OF ETHICS

I.       Introduction

         This Code of Ethics ("Code") has been adopted by KBW Asset Management, Inc. ("the Adviser"). Its purpose is to alert the officers, directors and employees and certain affiliated persons of the Adviser to their ethical and legal responsibilities with respect to securities transactions involving (a) possible conflicts of interest with Advisory Clients (as defined herein) or (b) the possession of material, non-public information.

         The provisions of this Code are based upon the following general fiduciary principals applicable to all investment advisers:

A.       THE DUTY AT ALL TIMES TO PLACE THE INTEREST OF ADVISORY CLIENTS
         FIRST; AND

B. THAT ALL DIRECTORS, OFFICERS AND EMPLOYEES OF THE ADVISER SHALL BECOME AWARE AND MAINTAIN KNOWLEDGE OF AND SHALL COMPLY STRICTLY WITH ALL APPLICABLE FEDERAL AND STATE LAWS AND REGULATIONS OF ANY GOVERNMENTAL AGENCY OR SELF REGULATORY ORGANIZATION GOVERNING HIS OR HER ACTIVITIES; AND

C. THE REQUIREMENT THAT ALL PERSONAL SECURITIES TRANSACTIONS BE CONDUCTED CONSISTENT WITH THIS CODE AND IN SUCH A MANNER TO AVOID ANY ACTUAL, POTENTIAL, OR PERCEIVED CONFLICT OF INTEREST OR ANY ABUSE OF AN INDIVIDUAL'S POSITION OF TRUST AND RESPONSIBILITY; AND

D. THE FUNDAMENTAL STANDARD THAT ADVISORY PERSONNEL SHOULD NOT TAKE INAPPROPRIATE ADVANTAGE OF THEIR POSITIONS.

         Furthermore, because even the appearance of impropriety could damage the reputation of the Adviser or its clients, the Code expressly prohibits Access Persons (as defined below) from engaging in certain specified activities. The Code also requires Access Persons to make certain reports concerning their personal securities transactions and the receipt of certain gifts or other benefits.

         This Code is adopted pursuant to the requirements of Rule 17j-1 under the Investment Company Act of 1940 that registered investment companies and their advisers adopt a written Code of Ethics, and Sections 204A and 204 of the Investment Advisers Act of 1940 and Rule 204-2(a)(12) thereunder the registered investment advisers adopt procedures reasonably designed to prevent the misuse of material, non-public information and maintain records of personal securities transactions of advisory personnel, respectively.

         Every Advisory Person must read, acknowledge receipt of, retain and comply with the Code. Any questions regarding the Code should be addressed to Guy Woelk or Mitch Kleinman.

II.      Definitions

         1. "Access Person" means any director, officer or Advisory Person (as defined below) of the Adviser (as defined below).

         2. "The Adviser" means KBW Asset Management, Inc.

         3. "Advisory Client" means any individual, group of individuals, partnership, trust or company, including a registered investment company for whom the Adviser, or any partnership, limited liability company or other company in which the Adviser holds a significant interest (i.e., greater than 10%), may act as investment adviser (or sub-adviser).

         4. "Advisory Person" means (i) any employee of the Adviser, who, in connection with his/her regular functions or duties, makes any recommendation for the purchase or sale of a security, or participates in the determination of which recommendation shall be made, or obtains any information concerning which securities are being recommended to be purchased or sold on behalf of Advisory Clients or (ii) any natural person directly or indirectly owning, controlling, or holding with power to vote, 25% or more of the outstanding voting securities of the Adviser who obtains information (other than publicly available information) concerning recommendations made by the Adviser with regard to the purchase or sale of a Security.

         5. "Affiliate Account" means the personal securities account of an Access Person and/or the account of any Family Member as defined herein; the account for which any Access Person is a custodian or trustee or otherwise acting in a fiduciary capacity or with respect to which any such person either has authority to make investment decisions or from time to time gives investment advice; the account of any partnership, joint venture, trust or other entity in which an Access Person or his/her Family Member has a beneficial interest; and the account of any director or officer of an Advisory Client which is a mutual fund.

         6. "Beneficial Interest" means an interest whereby a person can, directly or indirectly, control the disposition of a security or derive a monetary or other benefit from the purchase, sale or ownership of a security.

         7. "Compliance Officer" means any employee of the Adviser or affiliate who is designated as the compliance officer from time to time.

         8. "Designated Officer" means an officer or a portfolio manager of the Adviser who has no material interest in or direct responsibility for the transaction in question for the purposes of this Code.

         9. "Family Member" means the spouse (or spousal equivalent), minor child, parent or sibling of an Access Person, who resides in the same household as the Access Person, and any other person who is dependent for financial support upon an Access Person.

         10. "Financial Services Security" means securities of U.S. companies engaged in the financial services industry. Those companies include: commercial and industrial banks; savings and loan associations, savings banks and other thrift institutions; consumer and industrial finance and leasing companies; securities brokerage and investment advisory firms; insurance companies and any other industry as so designated by the Compliance Officer from time to time.

         11. "Gifts" shall mean cash or other tangible items of value. The term shall not include entertainment (including, among other things, occasional tickets to sporting or other events and food and dining) provided at a reasonable price in furtherance of a legitimate business purpose.

         12. "Insider Trading" shall mean the trading of any security while in the possession of material, non-public information as to which any director, officer or employee of the Adviser (i) has a duty to keep confidential or (ii) knows or should have known was improperly obtained. "Material information" means information which is substantially likely to be considered important in making an investment decision by a reasonable investor, or information which is reasonably certain to have a substantial effect on the price of an issuer's securities. Information is "non-public" until it has been effectively communicated or made available to the marketplace.

         13. "Non-Financial Services Security" means securities of U.S. companies not engaged in the financial services industry as defined above.

         14. "Security" shall mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing. The term "Security" does not include securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, bankers acceptances, bank certificates of deposit or time deposits, commercial paper, high quality, short-term debt instruments, including repurchase agreements, and shares of registered open-end investment companies.

         14. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

III.     Prohibited Conduct

         1. No Access Person, except in the course of his/her duties, shall reveal to any other person information regarding any Advisory Client or any securities transactions being considered, recommended or executed on behalf of Advisory Clients. However, this prohibition shall not prevent the recommendation of particular securities or transactions, in the ordinary course of an Access Person's duties, to other investment management professionals or potential clients (but only to the extent that such recommendations relate to securities or transactions which are the subject of completed buy or sell program for Advisory Clients and to the extent that the interests of Advisory Clients are not otherwise detrimentally affected).

         2. No Advisory Person shall participate in any transaction on a joint basis with any registered investment company in violation of applicable law. (For purposes of this prohibition, participation by Affiliate Accounts in a bunched trade with orders for investment company clients shall not be considered a joint transaction to the extent such bunched transaction is conducted in accordance with the Adviser's "Policies and Procedures for Allocation and Aggregation of Trades of Securities.")

         3. No Advisory Person shall make any recommendation concerning the purchase or sale of any Security by an Advisory Client without disclosing, to the extent known, the interest of any Access Person, if any, in such Securities or the issuer thereof, including, without limitation:

                  i. any direct or indirect beneficial ownership of any securities of such issuer;

                  ii. any contemplated transaction by such person in such securities; and

                  iii. any present or proposed relationship with such
                       issuer or its affiliates.

         4. No Access Person shall engage in Insider Trading whether for his or her own benefit or for the benefit of others.

         5. No Access Person may communicate material, non-public information concerning any Security to anyone unless it is properly within his or her duties to do so.

         6. No Access Person may serve as a director of a publicly held company prior to a written determination by the Designated Officer that such service would be consistent with the interests of the Adviser's clients.

         7. No Access person may receive any Gift or other thing of value in excess of $250.00 from any person or entity that does, or prospectively can reasonably be expected to do, business with or on behalf of any client.

IV.      Personal Securities Transactions

A.       Restrictions on Securities Transactions.

         1. Transactions during Blackout Periods. No Access Person may purchase or sell, directly or indirectly, for an Affiliate Account, a Security which he/she knew, or in the exercise of reasonable prudence, should have known at the time of the purchase or sale, that within 5 days of his or her transaction, the Security:

                  i. is being considered or is likely to be considered in the near future for the purchase or sale by an Advisory Client.

                  ii.  is being purchased or sold for Advisory Clients.

Notwithstanding the above, (i) a transaction executed to fill an order for an Affiliate Account that had not received an allocation (as a result of a partial fill of a bunched order or otherwise) which occurs on a separate trading day shall not be deemed to be a prohibited transaction provided (A) the order is continuously worked to achieve the full execution and (B) the Affiliate Account receives no greater amount of securities than had been allocated to the account in the original Allocation. Further, the Compliance Officer or Designated Officer may permit, in writing, a purchase of a Security that has been purchased on behalf of an Advisory Client or a sale of a Security that has been sold on behalf of an Advisory Client, either later that same day, or on any subsequent day, provided (i) the reasons for the investment decision are specified in writing, and (ii) the Advisory Client has completed its program of transactions.

         2. Private Placements. No Access Person may acquire an unregistered Security issued in a private placement without the prior written approval of the Compliance Officer or Designated Officer. Under normal circumstances, such approval will not be withheld if the Access Person demonstrates in writing that: (1) the investment is not suitable for one or more client accounts; (2) the investment opportunity was unique to the individual circumstances of the Access Person; (3) the investment did not involve employment with the Adviser as a consideration for the offer; and (4) no overreaching would or could occur. Access Persons who have been authorized to acquire securities in a private placement must disclose such investment to the Designated Officer when such Access Person participates in any way in any subsequent consideration of any investment in the issuer by an Advisory Client. The decision to purchase securities of the issuer for an Advisory Client shall be subject to an independent review by the Designated Officer.

         3. Short-Term Transactions. No Access Person may purchase and voluntarily sell the same (or equivalent) Securities of the same issuer within (i) 14 calendar days for Non-Financial Services Securities and (ii) 30 calendar days for Financial Services Securities (a "Short-Term Transaction"). Any Short-Term Transaction will result in disgorgement proceedings for any profits received in connection with such transaction by such Access Person; provided, however, that no disgorgement will be required where the Short-Term Transaction was executed (i) in conjunction with a similar Short-Term Transaction for Advisory Clients or (ii) with the prior written approval of the Compliance Officer or Designated Officer. Under normal circumstances, such approval will not be withheld if the Advisory Person demonstrates in writing the exceptional circumstances which would support such finding. For purposes of determining the length of a holding period required by this provision, the period of time for which an option with respect to the Security is held shall be included in the calculation.

         4. Purchases During Initial Public Offerings. In the absence of an exemption under this Code, no Access Person shall purchase for an Affiliate Account any Security which is being offered as part of an initial public offering of Securities. This prohibition does not apply to an issuance of rights pro rata to all shareholders, policy holders or depositors of an issuer. For example, it does not apply to Securities offered by savings and loan institutions or insurance companies to policy holders or depositors in connection with conversions from mutual to stock form.

B.       Preclearance of Personal Securities Transactions

         Every Access Person is required to obtain the approval of the Compliance Officer or Designated Officer prior to the purchase or sale of any Financial Services Security for any Affiliate Account unless such transaction is subject to a exemption under Section V. The purchase or sale of a Non-Financial Services Security shall not be subject to preclearance. Preclearance requests must be submitted on an Employee Investment Request Form to the Compliance Officer or Designated Officer in accordance with
Section VII. Approval to purchase or sell a particular Financial Services Security shall be valid only on the date such approval is granted by the Compliance Officer or Designated Officer (unless otherwise specified on the pre-clearance form by the Compliance Officer or Designated Officer).

V.       Exempted Transactions

         Except as otherwise provided, the provisions of Section IV(B) of this Code shall not apply to the following transactions:

         1. Purchase or sales effected in any account over which the Access Person has no direct or indirect influence or control.

         2. Purchases or sales of Securities which are not eligible for purchase or sale by Advisory Clients.

         3. Purchases or sales which are non-volitional on the part of the Access Person.

         4. Purchases or sales of Securities which are part of an automatic dividend reinvestment plan.

         5. Purchases of Securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         6. Purchases or Sales of securities which occur at least five business days after (i) such security is no longer being actively considered for the purchase or sale for an Advisory Client or (ii) the last transaction effecting a purchase or sale for an Advisory Client (in each case subject to preclearance under Section IV).

         7. Purchases or sales which occur in a bunched trade with client orders or otherwise in accordance with the Adviser's Policies and Procedures for Allocation and Aggregation of Trades of Securities.

VI.      Procedures and Reporting

         1. All Access Persons will receive and acknowledge receipt of this Code of Ethics. Such acknowledgment shall be made initially on the form attached as Exhibit A and thereafter on an annual basis on the form attached as Exhibit B.

         2. Prior to the purchase or sale of any Financial Services Security on behalf of any Affiliate Account, all Access Persons shall submit an Employee Investment Request Form to the Compliance Officer or Designated Officer unless such transaction is subject to an exemption under
Section V. A copy of such form is attached hereto as Exhibit C.

         3. All Access Persons shall provide for the transmission to the Adviser of duplicate copies of all confirms and account statements by each brokerage account maintained by or on behalf of any Access Person or Family Member at a broker-dealer which is not affiliated with the Adviser and where the transactions have or may occur that are not exempt under Section V (see Exhibit F).

         4. All Access Persons shall disclose to the Adviser all personal securities holdings in all Affiliate Accounts on the Form attached hereto as Exhibit D upon commencement of employment or within 10 days of becoming an Access Person.

         5. All Access Persons, no later than 20 calendar days after December 31 of each year, shall disclose to the Adviser all personal securities holdings in all Affiliate Accounts on the form attached as Exhibit E hereto.

         6. All reports and account statements received by the Adviser in accordance with the Code shall be kept confidential except to the extent required by regulatory authorities.

VII.     Gifts

         All Advisory Persons shall report to the Compliance Officer or Designated Officer the following information concerning each Gift or other benefit received from, or paid for, by any person or entity that does business with or on behalf of any Advisory Client the value of which exceeds $250.00.

         i.   a description of each Gift, including the date of receipt;

         ii.  the estimated cost of such Gift; and

         iii. the name and the company affiliation of the person providing the Gift.

         The Report shall be made contemporaneously with the receipt of a Gift.

VIII.    Duties of the Compliance Officer and Designated Officer

         The administration of the duties and obligations imposed by this Code shall be the responsibility of the Compliance Officer and Designated Officer. The duties include:

         1. Maintenance of a current list of all Access Persons.

         2. Furnishing to all Access Persons a copy of this Code and issuing, either personally or with the assistance of counsel, interpretations of this Code.

         3. Establishing and carrying out a procedure for appropriate management or compliance personnel to review all reports submitted pursuant to this Code.

         4. Annually preparing a written report to be provided to the Board of Directors of any registered investment company that is an Advisory Client that describes any issues arising under this Code or procedures adopted hereunder, including but not limited to, any information about material violations of this Code or procedures adopted hereunder, and sanctions imposed in response to such material violations, if any; and certifies that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

         5. Maintain, or cause to be maintained, in an easily accessible place, for a period of not less than five (5) years: (i) a copy of every Code of Ethics for the Adviser; (ii) a record of any violation of this Code and any action taken as a result of such violation; (iii) a list of all persons who, within the last five (5) years have been required to make reports or to review reports pursuant to this Code; (iv) a copy of all reports filed pursuant to this Code; and (v) all written approvals to purchase private placements, if any.

IX.      Sanctions

         Access Persons violating provisions of this Code may be subject to sanctions, which may include, among other things, a letter of admonition; education or formal censure; fines, suspension of employment, reassignment, demotion or termination of employment or other significant remedial remedies.

XI.      Additional Matters

         This Code cannot and does not cover every situation in which choices and decisions must be made, because unusual situations and special circumstances may arise in the exercise of investment discretion. Good business judgment and common sense must also apply. Access Persons should read and understand this Code thoroughly and are expected to present any questions which may arise to the attention of their supervisor, the Compliance Officer or Designated Officer. All Access Persons are charged with reporting any violations of this Code to the Compliance Officer or Designated Officer.

 Adopted:  November 30, 2000



                                                                  EXHIBIT A

                 (Privileged And Confidential Information)


                         KBW ASSET MANAGEMENT, INC.

                               CODE OF ETHICS
                        INITIAL ACKNOWLEDGMENT FORM


         I have read the Code of Ethics of KBW Asset Management, Inc. and I understand the requirements thereof. I certify that I will comply with the Code. I understand that any violation of the Code may lead to sanctions or other significant remedial action. I understand that I may also be subject to disgorgement proceedings for any short-term transactions that I may conduct that are inconsistent with Section IV of the Code.

         I have disclosed to the Designated Officer all personal securities holdings for which I have direct or indirect beneficial ownership and I will continue to do so in accordance with Section VII of the Code as long as I am employed with KBW Asset Management, Inc. or any of their affiliates, and I will continue to keep this information current with the Designated Officer.

         I understand that there are prohibitions, restrictions and blackout periods on certain types of securities transactions imposed by the Code.

         Print Name
                           ----------------------------------------------------

         Signature
                           ----------------------------------------------------

         Date
                           ----------------------------------------------------



                                                                  EXHIBIT B

                 (Privileged And Confidential Information)


                         KBW ASSET MANAGEMENT, INC.


                               CODE OF ETHICS
                         ANNUAL ACKNOWLEDGMENT FORM


                  I have read the Code of Ethics of KBW Asset Management, Inc. I understand the requirements thereof, and except as otherwise disclosed to the Designated Officer, I certify that I have, to date, complied with, and will continue to comply with, such requirements. I understand that any violation of the Code may lead to sanctions or significant remedial action. I understand that I may also be subject to disgorgement proceedings for any short-term transactions that I may conduct that are inconsistent with Section IV of the Code.

                  In addition, I have reported or disclosed all personal securities transactions required to be reported or disclosed pursuant to the requirements of the Code and I have reported to the Designated Officer all additions and/or deletions of accounts for reportable securities for which I have direct or indirect beneficial ownership and I will continue to do so in accordance with Section VI of the Code as long as I am employed with KBW Asset Management, Inc. or any of their affiliates, and I will continue to keep this information current with the Designated Officer.

                  I understand that there are prohibitions, restrictions and blackout periods on certain types of securities transactions imposed by the Code.


                  Print Name
                                   ---------------------------------------------
                  Signature
                                   ---------------------------------------------
                  Date
                                   ---------------------------------------------



                                                                  EXHIBIT C


  [WILL WE SUBSTITUTE THIS FORM WITH AN EMPLOYEE INVESTMENT REQUEST FORM?]



                         KBW ASSET MANAGEMENT, INC.

                           INTEROFFICE MEMORANDUM

         To:               Designated Officer
         From:
         Date:
         Subject: Securities Transaction Request

================================================================================
As required by KBW Asset Management, Inc. (the "Firm") I hereby request the Firm's approval for the proposed securities transaction described below. (Note - The Firm's approval is not required for investments in mutual funds, certificates of deposit, or federal government obligations.)

EMPLOYEE NAME: (Please Print) __________________________________________________
Account No. _________________               Brokerage Firm: ____________________
Account Name:  (If different than Employee) ____________________________________
Relationship to Employee (e.g., spouse, child, dependent or other related persons): ____________

    1.   Date: _________________________
         If transaction is a SELL, date securities purchased ___________________

    2.   Security Type:   _____ Common    _____Bond    _____Option
         _____Other

    3.   Security Name or Symbol: __________________________

    4.   Security Description: __________________________

    5.   Transaction type:  _____BUY _____SELL _____SELL SHORT

    6.   Size of Proposed Transaction: Number of Shares, Bonds or Other ________

    7.   Reason for purchase/sale: _____________________________________________

    8. Security has been bought or sold on behalf of an Advisory Client within the last 5 days:
         ______Yes or ______No

The Advisory Person by his/her signature affixed below declares that such Advisory Person, and if applicable, the related person on whose behalf approval is sought, has no inside information or other knowledge pertaining to this proposed transaction that constitutes a violation of any Firm policy or securities law, rule or regulation.

-------------------------------               ----------------------------------
Designated Officer Signature                     Advisory Person Signature
 ____ Approve   _____ Disapprove

THIS APPROVAL ONLY APPLIED TO THE TRANSACTION DESCRIBED ABOVE AND ONLY IF EXECUTED ON THE DATE OF APPROVAL. ANY ADDITIONAL OR LATER TRANSACTIONS REQUIRE SEPARATE APPROVAL.

Approval Date:  _____________________.  __________



                         KBW ASSET MANAGEMENT, INC.

                           INTEROFFICE MEMORANDUM

         To:               All Portfolio Managers
         From:             Designated Officer
         Date:
         Subject: Securities Transaction Request

================================================================================

         A request has been made on behalf of an Affiliate Account to buy/sell the following security:___________________________________

         Please indicate below whether this security (or a related security) (i) is currently being purchased or sold for advisory clients, (ii) has been (within the past 5 business days) purchased or sold on behalf of advisory clients, (iii) is under active consideration for purchase or sale by advisory clients or (iv) is likely to be considered in the near future for purchase or sale by an advisory client at the current price level and market conditions.

                          _____    YES

                           _____   NO



                                                                  EXHIBIT D

                         KBW ASSET MANAGEMENT, INC.

               INITIAL ASSET CERTIFICATION OF ACCESS PERSONS

Instructions:

1. You must list each Security in which you have a Beneficial Interest. Use additional sheets if necessary.

2. You must complete and sign this certification whether or not you or your broker sends statements directly to the Compliance Officer.

====================================================================================================================================
                                                                                  Broker, Dealer or Other Party Through
                   Number of Shares or    Registration on Security     Nature         Whom Transaction Was Made or With     Account
 Name of Security    Principal Amount          or Account            of Interest             Whom Securities Are Held        Number
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

Certifications:  I hereby certify that:

1. The securities listed above reflect all the Securities in which I have a Beneficial Interest.

2. I have read the Code of Ethics and certify that I am in compliance with it.

Date:         Signature:                        Name:
     --------           -----------------------      ---------------------------



                                                                  EXHIBIT E

                         KBW ASSET MANAGEMENT, INC.

                ANNUAL ASSET CERTIFICATION OF ACCESS PERSONS
                       For the Year Ended __________


Instructions:

1. You must list each Security in which you have a Beneficial Interest, that you hold at the end of the year indicated above. Use additional sheets if necessary.

2.   Write "none" if you own no Securities at year end.

3. You must complete and sign this form for annual certification whether or not you or your broker sends statements directly to the Compliance Officer.

====================================================================================================================================
                                                                                  Broker, Dealer or Other Party Through
                   Number of Shares or    Registration on Security     Nature         Whom Transaction Was Made or With     Account
 Name of Security    Principal Amount          or Account            of Interest             Whom Securities Are Held        Number
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

Certifications:  I hereby certify that:

1. The securities listed above reflect all the Securities in which I have a Beneficial Interest at the end of the period.

2. I have read the Code of Ethics and certify that I am in compliance with it.

Date:         Signature:                        Name:
     --------           -----------------------      --------------------------



                                                                  EXHIBIT F

              Duplicate Copies of Confirmations and Statements
1.To:




2.From:  _____________________________

Dear Sir or Madam:

I am an employee of KBW Asset Management, Inc., a registered investment adviser. Please arrange for duplicate copies of statements and confirmations concerning my accounts to be sent directly to:

                  Compliance Officer,
                  KBW Asset Management, Inc
                  Two World Trade Center
                  88th Floor
                  New York, New York  10048

I maintain, have an interest in, or exercise investment control over, the following accounts at your institution:

3.
        ------------------------------------------------------------------------
        Account Title                                      Account Number
        ------------------------------------------------------------------------
        ------------------------------------------------------------------------


        ------------------------------------------------------------------------
        ------------------------------------------------------------------------


        ------------------------------------------------------------------------
        ------------------------------------------------------------------------


        ------------------------------------------------------------------------



Dated:   ____________

                  4.Employee Signature:______________________________
                  5.Name & Address:    ______________________________
                                       ______________________________



    INSTRUCTIONS: DUPLICATE COPIES OF CONFIRMATIONS AND STATEMENTS FORM

                        COMPLETE THIS FORM FOR EACH
  BROKERAGE FIRM, INVESTMENT ADVISER, BANK OR OTHER FINANCIAL INSTITUTION
                                AT WHICH YOU
                            MAINTAIN AN ACCOUNT,
                      HAVE AN INTEREST IN AN ACCOUNT,
              OR EXERCISE INVESTMENT CONTROL OVER AN ACCOUNT.

Please type or print the information requested.

1. Broker/Institution's Name and Mailing Address: List the name and mailing address of each brokerage firm, investment adviser, bank, or other financial institution maintaining the account.

2.   Your name.

3. Account Title and Number: List the complete account title and number for your own securities accounts as well as those accounts in which you have a beneficial interest or over which you exercise investment control.

4. Employee's Signature. Sign the form and mail it to the broker or other financial institution.

5.   Print your name and address.

Mail this completed form to the broker or other financial institution.